Exhibit 99.1

SHARE PURCHASE AGREEMENT

RELATING TO SHARES OF NOVASOFT AG

dated August 27, 2004

between

DR. GEORG KONRAD

DR. LASZLO GOTTHARD

as Sellers,

and

CIBER Holding GmbH (in formation)

CIBER, INC.

as Purchasers

INDEX

Clause	Heading

1.	Definitions and Interpretation

2.	Sale of Shares and Transfer of Title

3.	Purchase Price

4.	Retention

5.	Closing/Pre-Closing

6.	CIBER Guarantee

7.	Representations and Warranties by Sellers

8.	Representations and Warranties by CIBER

9.	Remedies

10.	Period before Closing

11.	Confidential Information, Non-Solicitation, Non-Competition

12.	Confidentiality

13.	Announcements

14.	Termination

15.	Miscellaneous

16.	Governing Law and Disputes

Schedules

1.	Novasoft Group Companies
2.	Disclosure Letter
3.	Disclosure Schedule
4.	Agreed Form of Escrow Deed
5.	Agreed Form of Seller’s written confirmation under Section 5.3 (d)
6.	ABAP – Index Disclosure Documents (32 pages)

SHARE PURCHASE AGREEMENT

DATE: August 27, 2004

PARTIES:

1.                                     DR. GEORG KONRAD residing at Wilhelm-Blum-Strasse 14, 69120 Heidelberg, Germany (“Dr. Konrad”); and

DR. LASZLO GOTTHARD residing at Ludolf Krehl Strasse 34, 69120 Heidelberg, Germany (“Dr. Gotthard”); (together referred to as “the Sellers”)

2.                                      CIBER Holding GmbH, a company in formation in Germany, whose office is at c/o FAEGRE & BENSON LLP, Theodor-Heuss-Allee 108, 60486 Frankfurt am Main (“CIBER Germany”); and

3.                                      CIBER, INC., a Delaware corporation, whose principal executive offices are located at 5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111, USA (“CIBER, Inc.”).

(parties 2. and 3. together referred to as “CIBER”)

RECITALS

A.                                   The Sellers own approximately 64.2% of the issued share capital of Novasoft AG, a German public company quoted on the Frankfurt Stock Exchange, with the balance of the share capital being held by various institutional and other investors (approximately 32.2%) or as treasury stock (approximately 3.6%).

B.                                     CIBER Germany and CIBER, Inc. wish[es] to purchase all of the issued shares in Novasoft and wish[es] firstly to acquire all of the shares of Novasoft owned by the Sellers on and subject to the terms of this Agreement and then, within the applicable time limits, to make a general offer to all the other shareholders, in accordance with the German Takeover Act (Wertpapiererwerbs- und Übernahmegesetz) , to acquire the balance of the share capital of Novasoft.

AGREEMENT

1.                                      Definitions and Interpretation

1.1           Definitions

In this Agreement, which expression includes its Schedules, the following words and expressions have the following meanings:

“Agreement” means this agreement including all Schedules thereto.

“Agreed Form” means in the form of the relevant document agreed between the parties prior to the signing of this Agreement and initialled by the Sellers and CIBER for the purposes of identification.

“CIBER” means CIBER Germany and CIBER, Inc.

“CIBER Shares” means unencumbered, freely transferable shares of common stock of par value US$ 0.01 (one cent) each, credited as fully paid, in the capital of CIBER, Inc. ranking equally with the other shares issued in CIBER, Inc., registered under the United States Securities Act of 1933, which trade on the New York Stock Exchange under the symbol “CBR”, to be issued to the Sellers in satisfaction of part of the Purchase Price.

“Closing” means closing of the sale and purchase of the Sale Shares in accordance with Clause 5.

“Disclosed” means matters disclosed in the Disclosure Letter with such information as may be reasonably necessary to enable a commercial assessment of the potential impact on the Novasoft Group of the matter disclosed.

“Disclosure Documents” means the documents referred to in the Disclosure Letter in connection with any disclosure as identified in the Index of Disclosure Documents in Agreed Form forming part of the Disclosure Letter.

“Disclosure Letter” means the letter, in Agreed Form and identified as such, dated today, from the Sellers addressed to CIBER.

“Encumbrances” means all forms of encumbrance, including any mortgage, charge, pledge, lien, security interest or similar third party right and any agreement to create any encumbrance.

“Escrow Agent” means the London Branch of DnB Bank whose address is 20 St. Dunstan’s Hill, London EC3R 8HY, England.

“Escrow Deed” means the Escrow Deed in Agreed Form between CIBER, the Sellers and the Escrow Agent, relating to the Retention.

“Indemnify” (or “indemnifying”) any person against any circumstance includes indemnifying and keeping such person harmless from all actions, claims and proceedings from time to time made against such person and all loss or damage and all payments, reasonable costs or expenses made or incurred by such person as a consequence of or which would not have arisen but for that circumstance.

“Issue Price” means a price of US $ 6.848 per share of common stock of CIBER, Inc.

“Material Adverse Effect” has the meaning set forth in Clause 7.1 (b) (ii).

“Material Agreements” has the meaning set forth in Clause 7.1 (g).

“Novasoft” means Novasoft AG (Aktiengesellschaft) a stock corporation incorporated in Germany as identified in Schedule 1.

“Novasoft Group” means Novasoft and the other Novasoft Group Companies.

“Novasoft Group Companies” means the companies identified in Schedule 1 including Novasoft and “Novasoft Group Company” means any of them.

“person” includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality).

“Properties” means the leasehold properties used by the Novasoft Group Companies as identified in the Disclosure Documents.

“Prospectus” has the meaning set forth in Clause 3.4.

“Purchase Price” means the purchase price to be paid by CIBER to the Sellers for the Sale Shares as specified in Clause 3.1.

“Restricted Business” means the business currently carried on by the Novasoft Group Companies, namely the business of providing consulting, integration and implementation services in respect of software products supplied by SAP AG (or any successor in title to its business) in Germany and the other territories where the Novasoft Group carries on business or is preparing to commence business as at the date of Closing and the business of distributing, licensing the use of or acting as value added reseller of such products in certain territories (including Singapore, China and elsewhere in Asia) where the Novasoft Group carries on such business or is preparing to commence such business as at the date of Closing.

“Retention” means the retention of a number of CIBER Shares to be issued and delivered to a Seller as part of the Purchase Price, which, at the Issue Price, represents the value nearest to 10% of the Purchase Price to be paid to such Seller, as security for any claims against such Seller under this Agreement in accordance with Clause 4 and the Escrow Deed.

“Sale Shares” means all of the shares in Novasoft owned by the Sellers as more specifically defined in Clause 2.1.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tax” means all forms of taxation and statutory, governmental, supra governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies (including withholdings and deductions), whether of Germany or elsewhere in the world, whenever imposed and however arising including:

(a)           any charge, tax, duty or levy upon income, profits, chargeable gains, land or any interest in land, property, documents, supplies or other transactions ;

(b)           income tax, corporation tax, trade tax, capital gains tax, inheritance tax, value added tax, registration duty, duty on share capital, customs and other import duties, social security contributions including health and nursing care insurance, regional or local taxes; and

(c)           all penalties, fines, charges, costs and interest, together with the cost of removing any charge or other Encumbrance relating thereto

“Tax Authority” means any taxing or other authority, body or official competent to administer, impose or collect any Tax.

“Third Party Claim” has the meaning set forth in Clause 9.3.

“working day” means a day on which banks are open for business in Frankfurt am Main.

1.2           Interpretation

(a)           In this Agreement any reference to the Sellers includes in the event of death, their legal successors in title, respectively, or, in the case of no such successor, their personal representative(s) in such capacity.

(b)           Except where the context otherwise requires, in this Agreement words denoting the singular include the plural and vice versa; words denoting any one gender include all genders.

(c)           Unless otherwise stated, any reference in this Agreement to a Clause or Schedule is a reference to a Clause or Schedule of or to this Agreement.

(d)           Clause headings in this Agreement and in the Schedules are for ease of reference only and do not affect the construction of any provision.

(e)           A reference in this Agreement to a statute, statutory provision or law is a reference to it as presently in force including any subordinate legislation made under it and any amendment, extension or re-enactment.

(f)            In this Agreement general words shall not be given a restrictive meaning if they are introduced by the word “other” by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or by reason of the fact that they are followed by the word “including” and/or particular examples intended to be embraced by those general words.

(g)           The terms set forth in this Agreement in German language shall take precedent over corresponding English terminology, in interpreting the contents of the pertinent contractual provisions, and be interpreted in accordance with the meaning of such terms, under German law as would be customary in German language contracts.

2.                                     Sale of Shares and Transfer of Title

2.1           Object of the sale are 12,538,749 ordinary shares in the share capital of Novasoft issued in bearer form with no par value but each representing a portion of € 1.00 of the share capital of Novasoft (in the following referred to as “Sale Shares”), which are owned by the Sellers as to 6,273,000 by Dr. Konrad and as to 6,265,749 by Dr. Gotthard.

2.2           Dr. Konrad is the sole owner of 6,273,000 Sale Shares of which he sells including all rights pertaining thereto (including the rights to any dividends or other distributions declared, made or paid on or after the date of this Agreement)

(a)            4,391,100 to CIBER Germany and

(b)           1,881,900 to CIBER Inc.

Dr. Konrad hereby transfers his Sale Shares including all rights thereto concurrently (Zug um Zug) with payment of his portion of the cash element of the Purchase Price as specified in Clause 3.2 and the issuance and delivery of his portion of the CIBER Shares in accordance with Clause 3.2, 3.3 and 4.1, and agrees to deliver his Sale Shares to the securities accounts of CIBER Germany and CIBER, Inc., such accounts to be notified to Dr. Konrad in writing at least four working days prior to the date of Closing.  The Sale Shares shall be delivered on the date of Closing in the proportions shown under (a) and (b) in this sub-clause to CIBER Germany and CIBER, Inc. concurrently (Zug-um-Zug) with the payment of Dr. Konrad’s portion in the cash element of the Purchase Price as specified in Clause 3.2 and the issuance and delivery of Dr. Konrad’s portion of the CIBER Shares in accordance with Clauses 3.2, 3.3 and 4.1.

CIBER Germany and CIBER, Inc. accept the sale and transfer of the Sale Shares from Dr. Konrad.

2.3           Dr. Gotthard is the sole owner of 6,265,749 Sale Shares of which he sells including all rights pertaining thereto (including the rights to any dividends or other distributions declared, made or paid on or after the date of this Agreement)

(a)            4,386,024 to CIBER Germany and

(b)           1,879,725 to CIBER, Inc.

Dr. Gotthard hereby transfers his Sale Shares including all rights pertaining thereto concurrently (Zug um Zug) with payment of his portion of the cash element of the Purchase Price as specified in Clause 3.2 and the issuance and delivery of his portion of the CIBER Shares in accordance with Clause 3.2, 3.3 and 4.1, and agrees to deliver his Sale Shares to the securities accounts of CIBER Germany and CIBER, Inc., such accounts to be notified to Dr. Gotthard in writing at least four working days prior to the date of Closing.  The Sale Shares shall be delivered on the date of Closing in the proportions shown under (a) and (b) in this sub-clause to CIBER Germany and CIBER, Inc. concurrently (Zug-um-Zug) with payment of Dr. Gotthard’s portion in the cash element of the Purchase Price as specified in Clause 3.2 and the issuance and delivery of Dr. Gotthard’s portion of the CIBER Shares in accordance with Clauses 3.2, 3.3 and 4.1.

CIBER Germany and CIBER, Inc. accept the sale and transfer of the Sale Shares from Dr. Gotthard.

2.4           Each of the Sellers hereby waives all pre-emption rights (Vorkaufsrechte) or other rights in relation to restrictions on share transfers he may have in relation to the Sale Shares.

2.5           CIBER shall not be obliged to close the purchase of any of the Sale Shares unless closing of the purchase and transfer of all the Sale Shares takes place at the same time in accordance with the provisions of this Agreement.

3.                                     Purchase Price

3.1           The Purchase Price shall be € 44,136,396.48 which shall be paid to the Sellers in the proportion to the number of Sale Shares owned by each of them in full at Closing less the Retention pursuant to Clause 4.

3.2           The payment of the Purchase Price to each of the Sellers shall be made in cash (by CIBER Germany and CIBER, Inc.) and by the issuance and delivery of CIBER Shares (by CIBER, Inc.) as follows:

Seller	Sale Shares	Purchaser	No. of CIBER Shares	€ cash
Dr. Konrad	1,881,900	CIBER, Inc.	1,169,688	Nil
Dr. Konrad	4,391,100	CIBER Germany	Nil	15,456,670.63
Dr. Gotthard	1,879,725	CIBER, Inc.	1,168,335	Nil
Dr. Gotthard	4,386,024	CIBER Germany	Nil	15,438,809.55

3.3           The number of CIBER Shares to be issued and delivered in satisfaction of part of the Purchase Price payable to each Seller shall be calculated on the basis of the number as represents, at the Issue Price, the value nearest to the part of the Purchase Price to be paid to such Seller by the issuance and delivery of CIBER Shares, usinga US$ / € cross exchange rate of € 0.8270 per $ 1.00.

3.4           CIBER, Inc. has delivered to each of the Sellers, and each of the Sellers has reviewed, the base prospectus and joint proxy statement/prospectus filed pursuant to Rule 424(b)(3) of the Securities Act (together, the “Prospectus”), which is part of the registration statement on Form S-4 (No. 333-102780) as amended by Post-Effective Amendment No. 2 (the “Registration Statement”) filed by CIBER Inc. for the registration of the CIBER Shares in accordance with the Securities Act with the U.S. Securities and Exchange Commission (the “SEC”) on January 26, 2004.

3.5           The cost of issuing and delivering the CIBER Shares shall be borne by CIBER, Inc. but each of the Sellers shall be responsible for all taxes and duties, brokerage fees and all other costs and expenses in respect of any subsequent dealings in the CIBER Shares issued to him pursuant to this Agreement.

4.                                     Retention

4.1           At Closing, a number of CIBER Shares representing, at the Issue Price, the value nearest to 10% of the Purchase Price payable to each Seller shall be withheld from each such Seller and the certificates representing title to such shares shall, immediately on issue, be transferred and delivered to the Escrow Agent to be held in accordance with the Escrow Deed as security for any claims against such Seller.

4.2           The CIBER Shares subject to the Retention and the certificates representing them shall be held by the Escrow Agent and shall only be released to a Seller or CIBER in accordance with the provisions of the Escrow Deed.

4.3           The receipt of any sum by CIBER through the release and disposal of the CIBER Shares pursuant to the Escrow Deed towards satisfaction of any claims shall in no way prejudice or affect any other rights or remedies of CIBER for the purpose of recovering the balance of such claim.

4.4           Subject to the terms of the Escrow Deed relating to claims against each Seller and pending claims, the entire Retention shall be released to such Seller 12 (twelve) months following Closing.

5.                                     Closing/Pre-Closing

5.0           Pre-Closing, this Agreement may be terminated as provided for under Section 14.

5.1           Closing shall take place on the seventh working day following the date on which the following requirement have been fulfilled (or such later date on which the parties agree):

The competent German antitrust authority (Bundeskartellamt) shall have approved or cleared (or shall be deemed to have approved or cleared by virtue of the expiration of the applicable waiting period) the consummation of the transactions contemplated in this Agreement.

CIBER shall use its best efforts to fulfil the foregoing requirement as promptly as practicable and the Sellers shall and in their role as shareholders shall procure that Novasoft shall give all reasonable information, documents and assistance as may be reasonably requested by CIBER in connection with the application for anti-trust approval / clearance.

5.2           On the date of Closing, the actions set forth in Clauses 5.3 to 5.5 shall be taken:

5.3           Each and every obligation of CIBER under this Agreement is subject to the delivery (or its waiver by CIBER) prior to or at the Closing of each of the following by each Seller:

(a)           Original documents in the following Agreed Form and validly executed by the Sellers and each of their custodian banks with which the Sellers maintain securities accounts in which their Sales Shares are held and by which Seller’s custodian banks declare to CIBER the following (should, however, one or more bank(s) require reasonable amendments to the Agreed Form, the parties shall cooperate in obtaining declarations from such bank(s) in a form acceptable to both parties):

(i)            Dr. Konrad’s custodian bank(s) (Depotbank) [                           ] Bank AG declare(s) that

[Name and address of bank to be included]

Dr. Konrad’s Sale Shares are held in the following global certificates held in collective deposit (Dauerglobalurkunden in Girosammelverwahrung) by Clearstream Banking AG in Frankfurt am Main:

Global Certificate(s) number(s)

[number of shares and certificate number(s) to be included]

Dr. Konrad’s ownership in his Sale Shares is deposited as co-ownership in undivided shares (Miteigentum nach Bruchteilen) in Dr. Konrad’s securities account with [                ] Bank AG (securities account number [                                 ] bank code number [                           ]).

[Name of bank, account No. and bank code number to be included]

[                        ] Bank AG further declares

•              that it holds such Sale Shares in custody for Dr. Konrad and that as irrevocably instructed by Dr. Konrad, upon payment of the amount of € [to be included by bank] (the € amount representing the portion in Dr. Konrad’s portion of € 15,456,670.63 in the cash element of the Purchase Price allocable to Dr. Konrad’s Sale Shares which are held by the respective custodian bank) to Dr. Konrad’s specified account number [                    ] with [             ] Bank AG, on the Closing Date it will transfer Dr. Konrad’s Sale Shares to CIBER Germany’s and CIBER, Inc.’s securities account(s) (to be notified to [                                  ] Bank AG in writing at least four working days prior to the date of Closing with a copy to Dr. Konrad) as specified in accordance with Clause 2.2. and that from the date of its declaration it will not dispose of such Sale Shares in any other way; and

•              that prior to or at the latest at the time of the transfer of Dr.Konrad’s Sale Shares to CIBER, it will with final and binding effect release such Sale Shares from all pledges and other Encumbrances which exist over Dr. Konrad’s securities account with [                   ] Bank AG;

[Name of bank to be included]

(ii)           Dr. Gotthard’s custodian bank(s) (Depotbank) [                     ] Bank AG declare(s) that

[Name and address of bank to be included]

Dr. Gotthard’s Sale Shares are held in the following global certificates held in collective deposit (Dauerglobalurkunden in Girosammelverwahrung) by Clearstream Banking AG in Frankfurt am Main:

Global Certificate(s) number(s)

[number of shares and certificate number(s) to be included]

Dr. Gotthard’s ownership in his Sale Shares is deposited as co-ownership in undivided shares (Miteigentum nach Bruchteilen) in Dr. Gotthard’s securities account with [                ] Bank AG (securities account number [                                ] bank code number [                            ]).

[name of bank, account No. and bank code number to be included]

[                         ] Bank AG further declares

•              that it holds such Sale Shares in custody for Dr. Gotthard and that as irrevocably instructed by Dr. Gotthard, upon payment of the amount of € [to be included by bank] (the € amount representing the portion in Dr. Gotthard’s portion of € 15,438,809.55 in the cash element of the Purchase Price allocable to Dr. Gotthard’s Sale Shares which are held by the respective custodian bank) to Dr. Gotthard’s specified account [                   ] with [              ] Bank AG, on the Closing Date it will transfer Dr. Gotthard’s Sale Shares to CIBER Germany’s and CIBER, Inc.’s securities account(s) (to be notified to [                               ] Bank AG in writing at least four working days prior to the date of Closing with a copy to Dr. Gotthard) as specified in accordance with Clause 2.2. and that from the date of its declaration it will not dispose of such Sale Shares in any other way; and

•              that prior to or at the latest at the time of the transfer of Dr. Gotthard’s Sale Shares to CIBER, it will with final and binding effect release such Sale Shares from all pledges and other Encumbrances which exist over Dr. Gotthard’s securities account with [                 ] Bank AG;

[Name of bank to be included]

(b)           a certified excerpt from the Commercial Register of Novasoft dated as of the working day immediately preceding the day of Closing;

(c)           a statement of all credit / debit balances on all accounts from each Novasoft Group Company’s banks and other financial lenders dated not earlier than the close of business on the seventh working day immediately preceding the day of Closing;

(d)           a written confirmation from Sellers that as of the Closing Date their Representations and Warranties under Section 7 are still true and correct as specified in the Disclosure Letter;

(e)           new service agreements as members of the Management Board (Vorstand) of Novasoft (Vorstandanstellungsverträge) with effect as of Closing duly executed by the Sellers and a duly authorised representative of the Supervisory Board (Aufsichtsrat) of Novasoft; such service agreements shall be identical with each Seller’s current agreement of April 2002, except for its Section 3.2 (Compensation) which shall be amended as follows: for each Seller, the fixed salary shall amount to annually € 275,000 and the “Tantieme” shall be replaced by a target bonus of € 225,000 contingent on reaching the respective annual business plan.

5.4           CIBER shall:

(a)           transfer to each Seller’s bank accounts as referred to in each custodian bank’s declaration under Clause 5.3 (a)(i) and (ii) the total sums of € € 15,456,670.63 to Dr. Konrad and € 15,438,809.55 to Dr. Gotthard in immediately available funds being the cash element of the Purchase Price payable to such Seller;

(b)           irrevocably instruct UMB Bank of 928 Grand Blvd., Kansas City, MO 64106, USA as its stock transfer agents to issue, on the date of Closing, in the names of the Sellers definitive stock certificates for the CIBER Shares to be issued to each of them and to deliver certificates for 779,792 shares to or to the order of Dr. Konrad, for 778,890 shares to or to the order of Dr. Gotthard and for 389,896 and 389,445 shares (representing the Retention from Dr. Konrad and Dr. Gotthard, respectively) to or to the order of the Escrow Agent to be held in accordance with the Escrow Deed; and

(c)           deliver to the Sellers certified true copies of the resolutions of the boards of directors of CIBER, Inc. and CIBER Germany, respectively, resolving (1) to enter into this Agreement and the documents referred to herein to be executed by CIBER and in the case of CIBER, Inc. (2) to issue the CIBER Shares.

5.5           Both parties shall:

sign the Escrow Deed in the Agreed Form and procure that the Escrow Agent also signs.

5.6           Each party undertakes to indemnify the other parties against any loss, expense or damage which they may suffer as a result of any document delivered to such other parties by such party under this Clause 5 being unauthorised, invalid or for any other reason ineffective.

6.                                     CIBER Guarantee

CIBER, Inc. herewith, unconditionally and irrevocably guarantees to each of the Sellers the performance of all of CIBER Germany’s obligations under this Agreement.

7.                                     Representations and Warranties by Sellers

7.1           The Sellers hereby represent (sichern zu) and warrant (garantieren), without being jointly and severally liable with the other Seller, to CIBER by way of an independent guarantee (selbständiges Garantieversprechen) pursuant to Section 311(1) of the German Civil Code (Bürgerliches Gesetzbuch) that the statements set forth in this Clause 7 are true and correct as of the date hereof and will be true and correct as of the date of Closing, unless expressly limited to the date hereof.  The scope and content of each representation and warranty of the Sellers contained in this Clause 7 as well as each Seller’s liability arising thereunder shall be exclusively governed by the provisions of this Agreement (in particular the limitations on CIBER’s rights and remedies set forth in Clause 9, which shall be an integral part of the representations and warranties of the Sellers), and no representation and warranty of the Sellers shall be construed as a guarantee (Garantie für die Beschaffenheit der Sache) pursuant to Sections 443 and 444 of the German Civil Code (Bürgerliches Gesetzbuch).

(a)           Financial statements.  The audited consolidated financial statements of Novasoft and the audited unconsolidated financial statements of each Novasoft Group Company as of, and for the 12-month period ending on, December 31, 2003 and the unaudited interim consolidated financial statements of Novasoft as of, and for the six-month period ending on, June 30, 2004 (together, the “Financial Statements”) have been prepared in accordance with the International Accounting Standards/International Financial Reporting Standards (IAS/IFRS) or applicable local accounting rules and standards on a basis consistent with past practice, in particular with respect to valuation methods and depreciation rules, and present in all material respects a true and fair view of the assets, liabilities, financial position and results of operation of the Novasoft Group as a whole or the relevant Novasoft Group Company, as the case may be, as of the date, and for the period, to which they relate.  All provisions and reserves, if any, made are sufficient to cover all risks and liabilities.

(b)           Recent developments.  From June 30, 2004 until the date of this Agreement,

(i)         the Novasoft Group has carried out its business only in the ordinary course consistent with past practice except as Disclosed in the Disclosure Letter,

(ii)        there has not occurred any event that has resulted, or can reasonably be expected to result, in a material adverse effect to the condition (financial or otherwise) of the business of the Novasoft Group taken as a whole, except for changes which relate to the industry or the economy in general and do not specifically relate to the Novasoft Group (a “Material Adverse Effect”), and

(iii)       except as disclosed in the Disclosure Documents (including the acquisition of Awardis AG), no Novasoft Group Company has entered into any agreement which involves payment obligations of a Novasoft Group Company in excess of € 100,000 in the individual case or in the aggregate per fiscal year, incurred any capital expenditure in excess of € 100,000, or disposed of any asset (except in the ordinary course of business).

(c)           Corporate matters.  The information relating to each Novasoft Group Company contained in Schedule 1 is true and accurate. Novasoft is a stock corporation (Aktiengesellschaft) duly established and validly existing under the laws of Germany with corporate power to own its assets and to carry out its business as currently conducted.  All of the shares in Novasoft are listed for trading in the Prime Standard segment of the Regulated Market (Geregelter Markt) of the Frankfurt Stock Exchange.  A complete and accurate copy of the articles of association (Satzung) of Novasoft as currently in effect and a complete and accurate copy of an excerpt from the Commercial Register of Novasoft dated November 6, 2003 are included in the Disclosure Documents, and no action has been taken (i) to amend or change such articles of association or (ii) that would result in any change to that excerpt, except as Disclosed in the Disclosure Letter.  Schedule 1 includes a complete and accurate list of all persons who are, as of the date hereof, Supervisory Board members (Aufsichtsratsmitglieder), Management Board members (Vorstandsmitglieder) or holders of statutory powers of attorney (Prokuristen) of Novasoft, including, if applicable, information on the terms of office, and, with respect to the Prokuristen, on any restrictions of their powers of attorney.

(d)           Sale Shares.  Each Seller is the owner of the Sale Shares sold by him, and has full power and authority to sell, transfer and deliver such shares without any third parties’ consent and all of such Sale Shares are free and clear of any Encumbrances (except for pledges over the securities account of such Seller in which such Sale Shares are held which will be released prior to, or simultaneously with, the transfer of such Sale Shares to CIBER on the date of Closing).  Also neither of the Sellers needs his spouse’s approval under Section 1365 German Civil Code (Bürgerliches Gesetzbuch) for the valid sale and transfer of his Sale Shares. All of the shares in Novasoft have been validly issued and are fully paid in.  No disguised contribution in kind (verdeckte Sacheinlage) and no repayment of capital contributions has been made.

All of the shares in Novasoft are represented by one or more global certificates held in collective deposit (verbrieft in einer oder mehreren Dauerglobalurkunden in Girosammelverwahrung) by Clearstream Banking AG, Frankfurt am Main.  No individual share certificates (Aktienurkunden), dividend coupons (Gewinnanteilsscheine) or renewal coupons (Erneuerungsscheine) have been issued for the Sale Shares or for any other shares in Novasoft.  Each Sale Share grants the right to exercise one voting right.  Novasoft owns 703,006 shares as treasury stock.  Neither the Sellers nor any Novasoft Group Company is a party to any agreement concerning the issue, transfer or disposal of shares or other securities issued or to be issued by Novasoft or any Novasoft Group Company or any interest therein (except for the stock options arrangements relating to shares of Novasoft and the acquisition of Awardis as Disclosed in the Disclosure Documents), the exercise of voting rights attached to Sale Shares or the right to appoint or remove any members of Novasoft’s Supervisory Board (Aufsichtsrat).

(e)           Novasoft Group Companies.  Other than the Novasoft Group Companies identified in Schedule 1, Novasoft or any Novasoft Group Company does not own any shares, stock or other form of securities in any stock corporation or other form of legal entity or any interests in partnerships or joint ventures and does not have any branch or permanent establishment in any country other than its place of incorporation. Each Novasoft Group Company is validly existing under the laws of its jurisdiction.  The excerpts of the commercial registers (or equivalent foreign documents) included in the Disclosure Documents are complete and accurate.  The articles of association, by-laws or other equivalent foreign documents of the Novasoft Group Companies included in the Disclosure Documents are complete and accurate and in full force and effect.  Except as otherwise shown in Schedule 1, Novasoft or another Novasoft Group Company is the sole owner of the shares of the Novasoft Group Companies, and such shares are fully paid in and free and clear of any Encumbrances.  No disguised contribution in kind (verdeckte Sacheinlage) and no repayment of capital contributions have been made.  If share certificates are issued for a Novasoft Group Company, such certificates are in direct possession (unmittelbarem Besitz) of the Novasoft Group Company which owns such shares or of Novasoft and reflect its entire share holding and all rights related to these shares.  Where the share capital of any Novasoft Group Company is not entirely owned by Novasoft or another Novasoft Group Company, there are no agreements or arrangements in effect whereby any other shareholder may oblige any Novasoft Group Company to acquire such shareholder’s shares or to transfer to such shareholder its shares.  No Novasoft Group Company is a party to any agreement pursuant to which such Novasoft Group Company is or may become obligated to issue shares or other securities (except for the stock options arrangements and the acquisition of Awardis as Disclosed in the Disclosure Documents).  None of the

Novasoft Group Companies is insolvent or otherwise in a situation requiring a filing for insolvency or bankruptcy under applicable insolvency, bankruptcy or similar laws.  Except for their shareholdings in Novasoft, the Sellers do not hold directly, or indirectly through one or several intermediaries, any shares, participations or other interests in, and do not control any such shares, participations or interests in any other entity, which is active in the Restricted Business, except for such interests permitted under Clause 11.3.

(f)            Taxes and social security.  Each Novasoft Group Company has timely paid and discharged all taxes when due, and has timely and accurately filed all tax returns, and all other returns, reports and notifications in the form and at the time required to be filed by such Novasoft Group Company in accordance with applicable tax laws and regulations; in particular, without limiting the general nature of the preceding statement, Novasoft and the Novasoft Group Companies have not made any hidden distribution of profits (verdeckte Gewinnausschüttung).  To the extent taxes were not due on the dates of the balance sheets included in the Financial Statements, sufficient reserves (Rückstellungen) are made in such balance sheets.  Each Novasoft Group Company has complied in all respects with applicable tax or social security laws and regulations.  All taxes and social security contributions which a Novasoft Group Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered in the books of such Novasoft Group Company.  No proceeding has been initiated by any tax or social security authority against any Novasoft Group Company the outcome of which is likely to adversely affect any such Novasoft Group Company’s obligation to pay taxes or social security contributions, and no tax or social security authority has communicated to any Novasoft Group Company its intention to investigate the tax or social security affairs of such Novasoft Group Company.

(g)           Material agreements.  Material Agreements are all agreements to which any Novasoft Group Company is a party and which (i) involve payment or receipt of money, goods or services in excess of € 100,000 per year or (ii) involve payment or receipt of money, goods or services in excess of € 25,000 per year and have a longer notice period (Kündigungsfrist) than 12 months. The Disclosure Documents include a list of all Material Agreements excluding those agreements with customers which qualify as Material Agreement only due to the receipt of money in excess of € 100,000 per year.  Unless otherwise Disclosed in the Disclosure Letter, the Material Agreements have been entered into in the ordinary course of business and at arms’ length terms, and the rights and obligations under each of the Material Agreements are in all material respects valid and binding obligations of the respective Novasoft Group Company.  No Novasoft Group Company has

breached any of its obligations under any Material Agreement, which could give rise to a claim against a Novasoft Company in excess of € 100,000.  As of the date hereof, to the best of each Seller’s knowledge, no notice of termination of any Material Agreement has been submitted to any Novasoft Group Company.  Except as Disclosed in Disclosure Letter, none of the Novasoft Group Companies is in default under any agreement to which it is a party or in respect of any other obligations binding upon it and, to the best of each Seller’s knowledge, no allegation of any such default has been received in writing by, and is outstanding against, any of the Novasoft Group Companies.

(h)           Litigation.  As of the date hereof, no lawsuit, investigation or proceeding involving any Novasoft Group Company has been notified, threatened in writing or is currently pending before any court, arbitral tribunal or governmental authority, nor is any such proceeding, to the best of each Seller’s knowledge, threatened except as Disclosed in the Disclosure Letter.

(i)            Compliance with laws; permits.  Each Novasoft Group Company is in compliance with all applicable laws and regulations except where non-compliance would be immaterial.  All licenses, permits and approvals of all governmental or regulatory bodies which are necessary for the conduct of the business of the Novasoft Group Companies are in full force and effect, and no material violations have been recorded in respect of such licenses, permits or approvals and no investigation or proceeding is pending or, to the best of each Seller’s knowledge, threatened to revoke or limit any such licenses, permits or approvals.

(j)            Employee and labor matters.  The Disclosure Documents contain a complete and accurate list, in anonymized form for reasons of data protection rules, of all persons employed as of the date hereof by the Novasoft Group Companies (including persons who are on a leave of absence as well as apprentices (Auszubildende)), setting forth the date of entry, function, date of birth, remuneration (both fixed and variable including bonus, commission and other incentives) and any other benefits; no notice periods are longer than 6 months to the end of June or the end of December of a calendar year, except as disclosed in the Disclosure Letter by reference to copies of the employment agreements of the Novasoft Group’s key executives (20 persons plus 2 at Awardis) which are included in the Disclosure Documents. No Novasoft Group Company is party to or in any way bound by any collective bargaining agreement (Tarifvertrag) or shop agreement (Betriebsvereinbarung) or has a works council (Betriebsrat).  The Novasoft Group Companies have duly performed all of their obligations vis-à-vis any employee arising from applicable law and employment contracts.

Other than as Disclosed in the Disclosure Letter, there are no schemes in operation under which any employee or officer of any of the Novasoft Group Companies is entitled to a bonus by reference to the whole or part of the turnover, profits or sales of any of the Novasoft Group Companies, which together with its salary and other variable compensation exceeds € 500,000.00 per year.

(k)           Pensions.  Except as shown in documents included in the Disclosure Documents and, for the avoidance of doubt, except for statutory pensions (gesetzliche Rentenversicherung), no Novasoft Group Company has made any pension or early retirement (Vorruhestand or Altersteilzeit) commitment to any of its current or former employees.  The reserves made in the balance sheets included in the Financial Statements for pension commitments (together with any pension liability insurance (Rückdeckungsversicherung) taken out by the respective Novasoft Group Company for this purpose) are in accordance with the applicable IAS/IFRS rules or the applicable local accounting rules and standards, as the case may be.  All pension plans contributed to by any Novasoft Group Company are defined contribution money purchase schemes and not defined benefits schemes except as Disclosed in the Disclosure Letter.

(l)            Properties, leases.  None of the Novasoft Group Companies owns any real property.  The Properties are the only real properties occupied or otherwise used by any Novasoft Group Company.  The Disclosure Documents contain a complete and accurate list of all lease agreements involving lease payments in excess of € 20,000 per year under which the Novasoft Group Companies use real estate.  Each of such lease agreements is valid and binding on the respective Novasoft Group Company.  The Properties are sufficient for the Novasoft Group’s business as currently conducted.  Each Novasoft Group Company has good and valid title to, or, in the case of leased property, valid leasehold interests in, all moveable property and fixed assets (Anlagevermögen) reflected in the Financial Statements free and clear of any Encumbrances except for (i) moveable property or fixed assets disposed of, or leases terminated, since the dates of the balance sheets included in the Financial Statements in the ordinary course of business, or (ii) retention of title incurred in the ordinary course of business, or (iii) items Disclosed.

(m)          Insurance.  The Novasoft Group’s current material insurance policies, a list of which is included in the Disclosure Documents, have been subscribed with insurers of recognized standing and provide adequate coverage for the Novasoft Group’s risks.  As of the date hereof, no such policy has been cancelled, nor has any Novasoft Group Company received a notice of cancellation with respect to any such policy.  The premiums due and payable under such policies have been paid.

(n)           Intellectual property rights.  The Disclosure Documents contain a list of all trademarks and other intellectual property rights which are owned and registered on behalf of the Novasoft Group Companies (the “Intellectual Property Rights”) specifying as to each, as applicable, (i)

the nature of such Intellectual Property Right, (ii) the owner of such Intellectual Property Right and (iii) the jurisdiction in which such Intellectual Property Right has been registered, or in which an application for such issuance or registration has been filed, and the registration or application numbers.  None of the Intellectual Property Rights is subject to any outstanding judgment, injunction, order or decree issued against any Novasoft Group Company which would restrict the use thereof.  The respective Group Companies are the sole legal owners of the Intellectual Property Rights, free and clear of all Encumbrances or, to the best of Sellers’ knowledge, other third-party rights.  To the best of Sellers’ knowledge, none of the Intellectual Property Rights has been materially infringed in the past two years prior to the date of this Agreement.  The business as currently conducted by the Novasoft Group as of the date hereof does not infringe, and has not infringed in the past any third-party intellectual property right.  None of the Sellers or any third party other than as Disclosed in the Disclosure Documents, has any rights to any Intellectual Property Rights used by any of the Novasoft Group Companies or has a claim for compensation for such Intellectual Property Rights.  All inventions made by employees of the Novasoft Group Companies that the Novasoft Group Companies are using or have used, were made in the execution of the duties of the employees concerned.  There are no outstanding claims, or, to the best of each Seller’s knowledge, potential claims, against any of the Novasoft Group Companies under any contract or under Sections 9, 10 of the German Act on Employees’ Inventions (Gesetz über Arbeitnehmererfindungen) or any equivalent provision or case law of any foreign jurisdiction providing for employee compensation or ownership in respect of any rights or interests in Intellectual Property Rights. The Novasoft Group Companies do not carry on business under any names other than their respective corporate names or the name Novasoft.

(o)           No conflict.  Except as Disclosed in the Disclosure Letter, neither the execution or performance of this Agreement nor the Closing of the transactions contemplated hereby will conflict with, or result in a breach or violation of any of the terms of, or constitute a default under, or will result in the termination of, (i) any Material Agreement or material obligation or instrument by which any Novasoft Group Company is bound or (ii) any law, regulation, judgment or order applicable to any Novasoft Group Company or (iii) any authorization or permit obtained by any Novasoft Group Company that is necessary to carry out its business as currently conducted.  Except as Disclosed in the Disclosure Letter, no Novasoft Group Company is a party to any agreement that entitles the counterparty to terminate such agreement, or to significantly modify such counterparty’s rights or obligations under such agreement, in each case due to the execution or performance of this Agreement or the Closing of the transactions contemplated hereby.

(p)           Approvals.  No registration or filing with, or consent or authorization of, any governmental authority or any private person is required in connection with the execution of this Agreement or the performance of the Sellers’ obligations hereunder (excluding, for the avoidance of doubt, any antitrust filings and the filings to be made under the German Takeover Act (Wertpapiererwerbs- und Übernahmegesetz), the German Stock Corporation Act (Aktiengesetz) and the German Securities Trading Act (Wertpapierhandelsgesetz)).

(q)           Financial.  The Disclosure Documents include an accurate list of all overdrafts, loans or other financial facilities outstanding from any Novasoft Group Company. No Novasoft Group Company has engaged in financing of a type which would not be required to be shown or reflected in the Financial Statements.

7.2           Where a statement in this Agreement (including the Schedules) is qualified by the expression “to the best of each Seller’s knowledge”, such knowledge shall be deemed to include the Sellers’ actual knowledge and what the Sellers should have known in their capacity as prudent members of the Management Board (Vorstand) of Novasoft as the holding company of the Novasoft Group.  Each Seller’s knowledge will be attributed to the other Seller.

7.3           The effect of any references in this Agreement to the Disclosure Letter, Disclosed Documents or Disclosed is limited to the contents of the Disclosure Letter dated today and attached to this Agreement.

8.                                     Representations and Warranties by CIBER

CIBER hereby represents (sichern zu) and warrants (garantieren) to the Sellers by way of an independent guarantee (selbständiges Garantieversprechen) pursuant to Section 311(1) of the German Civil Code (Bürgerliches Gesetzbuch) that the statements set forth in this Clause 8 are true and correct as of the date hereof and will be true and correct as of the date of Closing.  The scope and content of each representation and warranty of CIBER contained in this Clause 8 as well as CIBER’s liability arising thereunder shall be exclusively governed by the provisions of this Agreement (in particular the limitations on the Sellers’ rights and remedies set forth in Clause 9, which shall be an integral part of the representations and warranties of CIBER) and no representation and warranty of CIBER shall be construed as a guarantee (Garantie für die Beschaffenheit der Sache) pursuant to Sections 443 and 444 of the German Civil Code (Bürgerliches Gesetzbuch).

(a)            CIBER Shares.  The CIBER Shares have been issued, will be unencumbered, freely transferable shares of common stock of par value US$ 0.01 (one cent) each, duly authorized and issued by CIBER, Inc., credited as fully paid, ranking equally with the other shares issued in CIBER, Inc., registered under the Securities Act and admitted for trading on The New York Stock Exchange, Inc. under the symbol “CBR”.

(b)           The Registration Statement and Prospectus.  (i)  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the SEC.

(ii)        The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)       The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act.

(iv)      The Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)       The documents incorporated by reference in the Registration Statement, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Act, as amended, and, when read together with the other information included or incorporated in the Registration Statement, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)            Financial Statements.  The audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of CIBER, Inc. and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the CIBER, Inc. and its subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

(d)           No Material Adverse Change.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (and other than as disclosed in the Registration Statement and the Prospectus), there has not been any material adverse change, or any development which is likely to cause a material adverse change, in the condition (financial or otherwise), business, properties, assets or results of operations of CIBER Inc. and its subsidiaries taken as a whole.

9.                                     Remedies

9.1           Indemnification by each of the Sellers.

(a)           If any of the representations and warranties made by either of the Sellers in this Agreement is partially or wholly incomplete or inaccurate, or if either of the Sellers breaches any of his obligations specified in this Agreement, such Seller shall attempt, during a thirty day-period following notice from CIBER of such incompleteness, inaccuracy or breach, to remedy or cure such incompleteness, inaccuracy or breach.  If such Seller is unable to cure such incompleteness, inaccuracy or breach within such period of time or if such incompleteness, inaccuracy or breach cannot be cured, such Seller shall, subject to the limitations set out below, indemnify and hold harmless CIBER from and against all costs, liabilities, claims, losses or damages resulting from, or arising out of, such incompleteness, inaccuracy or breach, including reasonable expenses such as, e.g., fees for financial or legal advisors, thereby placing CIBER or, at the election of CIBER, the respective Novasoft Group Companies, in a position in which it would have been had such representation and warranty been accurate or complete or had such obligation been complied with, as the case may be.

(b)           A Seller shall have no obligation to indemnify CIBER or hold CIBER harmless unless (i) each individual claim for indemnification exceeds € 10,000 (ten thousand euros) and (ii) the aggregate amount of all claims for indemnification exceeds € 300,000 (three hundred thousand euros), at which point the indemnification shall be due from the first euro (and not merely the excess over € 300,000).

(c)           The liability of each of the Sellers vis-à-vis CIBER for any claim for indemnification arising from the incompleteness or inaccuracy of any of the representations and warranties (except for a Seller’s representations and warranties relating to his Sale Shares set forth in Clause 7.1 (d), first sentence) shall be limited to 50% (fifty per cent) of such claim (it being understood and agreed, for the avoidance of doubt, that neither Seller shall be liable for the failure of the other Seller to meet any valid claim made against the other Seller).

(d)           The aggregate amount for which each Seller may be liable with respect to claims for indemnification under this Agreement shall not exceed 20% (twenty per cent) of the Purchase Price for his Sale Shares.

(e)           If and to the extent that at Closing CIBER should not receive title to all the Sale Shares sold by either of the Sellers free and clear of any

Encumbrances the exclusions and limitations under this Clause 9 shall not apply in respect of any claim against such Seller as a result thereof.

9.2           Undertaking by CIBER.  CIBER hereby undertakes (i) not to exercise any rights as a shareholder of Novasoft (under Section 147 of the German Stock Corporation Act (Aktiengesetz)) to initiate any lawsuit or other proceeding against either of the Sellers with a view to claiming damages against such Seller on the basis of any actual or alleged violation by such Seller, at any time prior to the date of Closing, of his statutory or contractual duties and obligations as a member of Novasoft’s Management Board (Vorstand), and (ii) not to exercise any factual influence CIBER may have on Novasoft’s Management Board (Vorstand) or Supervisory Board (Aufsichtsrat) to initiate any such lawsuit or proceeding, provided, in each case of (i) and (ii), that this undertaking shall not apply if and to the extent that CIBER can prove that such Seller has wilfully violated his duties and obligations.

9.3           Third-party claims.

(a)           In the case of the commencement of any legal action or proceedings, the formal assertion of any claim or the notification of the imposition of any penalty by a third party (including tax authorities and other governmental agencies) for which indemnity may be sought pursuant to Clause 9.1 (a “Third Party Claim”), CIBER shall (in so far as the Sellers are not already aware of such claim in their position as members of the Management Board (Vorstand) of Novasoft), within 30 (thirty) days from the date on which CIBER, Inc. or CIBER Germany becomes aware of the Third Party Claim (or within whatever shorter period is necessary to allow an appropriate legal response), provide the Sellers with notice of such Third Party Claim, together with copies of all documents and information in connection with such Third Party Claim reasonably necessary to evaluate such Third Party Claim, and the Sellers shall, upon receipt of such notice, be entitled to participate in the defense of such Third Party Claim at their own expense with counsel selected by them, and CIBER shall fully cooperate with the Sellers in connection therewith.  In the event that the Sellers fail to elect or elect not to participate in the defense of such Third Party Claim within four weeks after receipt of notice thereof from CIBER, CIBER shall have the right to undertake the defense thereof alone, provided, however, that even prior to the expiration of the aforementioned four-week period, CIBER shall not be prevented from taking any measures that are required to be taken prior to such expiration in order to ensure an effective defense against such Third Party Claim (if reasonably possible, after consultation with the Seller).

(b)           To the extent the Sellers participate in the defense, appeal or settlement of any Third Party Claim, the following provisions shall apply:

(i)         the Sellers shall be informed promptly by CIBER of the factual and procedural status of the proceedings at all times;

(ii)        no waiver, admission, withdrawal of claim or settlement may be effected by CIBER in the course of the Third Party Claim without the prior written consent of the Sellers, which consent may not be unreasonably withheld;

(iii)       CIBER may not file an appeal without the prior written consent of the Sellers, which consent may not be unreasonably withheld;

(iv)      any waiver, admission, withdrawal of claims, settlement or appeal must be made or pursued if the Sellers so request, subject to the written consent of CIBER, which consent may not be unreasonably withheld, and in which case the Sellers shall indemnify CIBER in respect of all reasonable costs of CIBER and the Novasoft Group Companies resulting therefrom.

(c)           In order to comply with the obligations under this Clause 9.3, CIBER shall, to the extent legally permissible, exercise any voting rights attached to the shares of, or use any other influence it may have over, the respective Novasoft Group Company against which the Third Party Claim is directed, and shall otherwise use its best efforts to comply with its obligations under Clause 9.3.

9.4           Remedies of the Sellers.  If any of the representations and warranties made by CIBER in Clause 8 is partially to a material extent or wholly incomplete or inaccurate, the Sellers shall have the exclusive remedy to demand payment of the entire Purchase Price in cash in the amount as determined in accordance with Clause 3.1 and accordingly to require the amount of the Purchase Price represented by the CIBER Shares to be paid in cash against retransfer and redelivery of the CIBER Shares to CIBER, Inc.

9.5           Survival of claims.

(a)           Claims relating to a breach of the representations and warranties set forth in this Agreement shall be time-barred (verjähren) after expiration of an 18 (eighteen) -month period following the date of Closing except for:

(i)            claims relating to the representations and warranties contained in Clause 7.1(f) (Taxes and social security) which shall be time-barred at the end of the six-month period following the date on which any relevant tax or social security insurance assessment becomes final and binding;

(ii)           claims in respect of breach of the warranties for Sale Shares sold by the Sellers free and clear of any Encumbrances included in Clause 7.1(d) which shall be time-barred on the tenth (10th) anniversary of the date of Closing.

9.6           Exclusion of liability.

(a)           The Sellers shall not be liable under this Agreement for any inaccuracy or incompleteness of the representations and warranties made by them if and to the extent that the matter giving rise to such claim has been Disclosed in the Disclosure Letter.

(b)           The Sellers’ liability under this Agreement for any inaccuracy or incompleteness of any representation and warranty or any breach of any of their obligations under this Agreement made by them shall also be excluded or reduced:

(i)         if and to the extent that neither any Novasoft Group Company nor CIBER incurs any loss or damage due to the inaccuracy or incompleteness of such representation and warranty or such breach of obligations;

(ii)        if and to the extent the facts and circumstances that make such representation and warranty inaccurate or incomplete have already been disclosed in the Financial Statements and a specific allowance, provision or reserve is made in the Financial Statements in respect of such facts and circumstances.

(iii)       if and to the extent the loss or damage caused by any inaccuracy or incompleteness of such representation and warranty or such breach of obligations is recovered under any insurance held by any Novasoft Group Company;

(iv)      if and to the extent the loss or damage incurred by a Novasoft Group Company has been caused or increased by a failure of CIBER or the Novasoft Group Company to mitigate damages pursuant to the provisions of the German Civil Code (Bürgerliches Gesetzbuch) (including, in particular, Section 254 thereof);

(v)       if and to the extent that as a result of the matter giving rise to the claim any credit or refund of taxes or social security contributions relating to any Novasoft Group Company is received by any Novasoft Group Company or CIBER, or any credit, refund or other reduction in the amount of due and payable taxes or social securities contributions will be realized by any Novasoft Group Company or CIBER (in each case attributable to any period ending on or before the Closing Date).  For the avoidance of doubt, any such credit, refund or reduction received or realized by any Novasoft Group Company or CIBER will be set off against any liability the Sellers may incur under this Agreement; or

(vi)      if and to the extent that any loss or damage is caused or increased by any change in the tax legislation or other legislation or any change in the official application thereof announced, enacted or made public after the date of Closing.

9.7           Exclusion of further remedies.  The parties acknowledge that each party makes no representations, warranties or guarantees and assume no disclosure or similar obligations in connection with this Agreement and the transactions contemplated hereby, except as expressly set forth in this Agreement.  In particular, the Sellers do not make any representations or warranties as to the continuation of the current financial or earnings situation of the Novasoft Group.  In respect of the representations and warranties set forth in Clauses 7.1 and 8, the parties further acknowledge that any claims of whatever nature (statutory or otherwise) except as those expressly set forth in this Agreement, are hereby excluded and waived unless any such exclusion or waiver is precluded as a matter of mandatory law (Section 276(3) of the German Civil Code (Bürgerliches Gesetzbuch)).  Unless otherwise expressly provided in this Agreement, any rights to claim damages because of delay (Verzug) or non-performance (Nichterfüllung) - in particular with respect to defects (Mängel, Fehler), any damages for misrepresentation under Section 443 of the German Civil Code (Schadenersatz wegen Garantie) and rights under Sections 434, 435, 439 and 442 of the German Civil Code and Section 377 of the German Commercial Code -, any rescission of this Agreement because of the lack of essential qualities (Anfechtung wegen des Fehlens einer wesentlichen Eigenschaft), any breach of contract (positive Vertragsverletzung) or culpa in contrahendo (Verschulden bei Vertragsanbahnung) pursuant to Sections 280, 311 of the German Civil Code and any rights or claims by any Party because of frustration of contract (Wegfall der Geschäftsgrundlage) pursuant to Section 313 of the German Civil Code as well as any other claims under Sections 280, 276 or any statutory provisions relating to remedies of the German Civil Code shall be excluded where permitted under mandatory law.

9.8           Knowing and dishonest concealment.  The exclusions and limitations in this Clause 9 shall not apply with respect to any claim against any of the parties that has knowingly and dishonestly concealed material facts concerning the matter to which such claim relates.  Each of the parties undertakes to disclose in writing to the respective other parties any material information which comes to its notice at or at any time after Closing which would entitle any of such other parties to make, or to be likely to be able to make, a claim.  If any claim is made against either of the Sellers, such Seller shall not make any claim against any Novasoft Group Company or any director or employee of any Novasoft Group Company on whom he may have relied before agreeing to any terms of this Agreement or authorizing any statement in the Disclosure Letter.

9.9           Survival.  The provisions of Clauses 7, 8 and 9 shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

10.                              Period before Closing

From the date of this Agreement until the date of Closing, each party shall promptly notify the other parties of (i) the occurrence or non-occurrence of an event that would be likely to cause any of the representations and warranties made by such party in Clause 7 or 8, and to be repeated on the date of Closing, to be incomplete or inaccurate in any material respect as of the date of Closing and (ii) any material failure to comply with or satisfy any of the obligations to be complied with or satisfied by such party under this Agreement on or prior to the date of Closing.

11.                              Confidential Information, Non-Solicitation, Non-Competition

11.1         For the purpose of assuring to CIBER the full benefit of the transactions contemplated by this Agreement, each of the Sellers undertakes to CIBER that, whether alone or in conjunction with any other person, whether on his own account or on behalf of any other person, and whether directly or indirectly :

(a)           he will not at any time after Closing (other than in the proper course of his functions as an employee or officer of Novasoft Group) knowingly disclose to any person, or use for his own benefit, and shall use his reasonable endeavours to prevent the disclosure of, any secret or confidential information concerning the business or affairs of the Novasoft Group or any of its customers of which he has knowledge;

(b)           he will not for the period of three years after Closing offer or facilitate an offer to employ or engage the services of, or otherwise solicit or endeavour to entice away from any Novasoft Group Company, any of its officers or employees;

(c)           he will not for three years after Closing solicit the customers of or endeavour to entice away from any Novasoft Group Company any person who to his knowledge is, or has at any time during the previous two years been, a client or customer of the Novasoft Group; and

(d)           he will not, at any time use or attempt to use in the course of any business any trade or service mark, business name, design, logo (whether registered or not) or domain name used in the business of any Novasoft Group Company or the corporate name of any Novasoft Group Company, or one which is similar to or likely to be confused with any of them.

11.2         For the purpose of further assuring to CIBER the full benefit of the transactions contemplated by this Agreement, each of the Sellers in addition also undertakes that, whether alone or in conjunction with any other person, whether on his own account or on behalf of any other person, and whether directly or indirectly, he will not, for three years after Closing carry on, or be concerned or interested (whether as principal, officer, employee, agent, consultant, partner, owner, shareholder or otherwise) in carrying on any Restricted Business whether in Germany or any other country where any Novasoft Group Company or CIBER or any of its affiliated companies currently or during such restricted period carries on any business activities.

11.3         Nothing in this Clause prevents the Sellers or any of them from holding for investment purposes only any units of any authorised unit trust or not more than 1% of any class of shares, participations or other interests in any company or other business.

11.4         The Sellers agree that the undertakings in this Clause and the restrictions accepted are fair and reasonable and that they are necessary for the protection of CIBER’s legitimate interests in the goodwill of the Novasoft Group.

11.5         All of the restrictions in this Clause under 11.1 through 11.4 above shall also apply to each Seller’s related persons (nahestehende Personen) in the meaning of Section 15 of the German Fiscal Code (Abgabenordnung) and to each Seller’s affiliated companies in the meaning of Sections 15 et seq. of the German Stock Corporation Act (Aktiengesetz).

11.6         Each of the restrictions and undertakings in this Clause shall be construed as being separate and independent. If any such restriction or undertaking shall be found to be void or voidable but would be valid and enforceable if some part or parts of it were deleted or reduced in duration, it shall apply with such minimum modification as may be necessary to make it valid and enforceable.

12.                              Confidentiality

12.1         Except as referred to in Clauses 12.2 to 12.4, each party shall treat as strictly confidential all information received or obtained as a result of negotiating, entering into or performing this Agreement which relates to the provisions or subject matter of this Agreement or to any other party.

12.2         No party is required to keep confidential or to restrict its use of information that is or becomes public knowledge other than as a direct or indirect result of the information being disclosed in breach of this Agreement.

12.3         Any party may disclose any information that it is otherwise required to keep confidential under this Clause to such of its professional advisers, consultants and employees or officers as may be reasonably necessary, if the disclosing party procures that the persons to whom the information is disclosed keep it confidential as if they were that party.

12.4         Any party may disclose information which it is otherwise required to keep confidential under this Clause to the extent that the disclosure is required:

(a)           by law; or

(b)           by a regulatory body, Tax Authority or securities exchange; or

(c)           to make any filing with, or obtain any authorisation from, a regulatory body, Tax Authority or securities exchange; or

(d)           under any arrangements in place under which negotiations relating to terms and conditions of employment are conducted; or

(e)           to protect the disclosing party’s interest in any legal proceedings;

but will use reasonable endeavours to consult the other parties and to take into account any reasonable requests they may have in relation to the disclosure before making it.

13.                              Announcements

13.1         No public announcement shall be made in respect of the subject matter of this Agreement unless its form has been specifically approved by CIBER and the Sellers, such approval not to be unreasonably withheld or delayed, or unless it is an announcement required by law, the rules of the New York Stock Exchange, the rules of the Frankfurt Stock Exchange or by other legal or regulatory authority.

13.2         Each party shall provide the others with such information as may be reasonably required for the purposes of satisfying the requirements of any law, regulatory body or securities exchange to which such party is subject.

14.                              Termination

14.1         Unless extended by the parties in writing, this Agreement shall terminate on the earlier of (i) the date on which a competent antitrust authority prohibits the Closing by final and non-appealable decision and (ii) four months from the date hereof if the requirements set forth in Clauses 5.1  and 5.3 have not been fulfilled.

14.2         CIBER may terminate this Agreement on the date of Closing, if any of the Sellers has not complied with their obligations under Section 5.3 and failed to cure such breach within ten (10) days afterthe intended Closing date as defined in Clause 5.1.

14.3         In the event of a termination of this Agreement, this Agreement shall thereafter become void, and the parties shall have no liability or obligations vis-à-vis the other parties, except that Clauses 15.7 and 16 shall survive such termination.

15.                              Miscellaneous

15.1         This Agreement, including the Schedule hereto, and the documents referred to herein which form a part hereof, contain the entire agreement of the parties hereto with respect to the subject matter contained herein and therein. All prior negotiations and agreements between the parties hereto with respect to the transactions provided for herein are superseded by this Agreement.

15.2         No waiver of any of the provisions of this Agreement shall be effective against any party to this Agreement unless reduced in writing and duly signed by such party. The waiver by any party of any right hereunder or of any breach of any of the terms hereof or defaults hereunder shall not be deemed a waiver of any other rights or any subsequent breach or default, whether of the same or of a similar nature, and shall not in any way affect the terms hereof except to the extent of such waiver.

15.3         This Agreement, including this Clause 15.3, cannot be amended or modified unless such amendment or modification is made in writing and duly signed by or on behalf of the Sellers and CIBER.

15.4         All notices and communications under this Agreement shall be deemed to have been duly given only if made in the English or German language and delivered to the following addresses:

To the Sellers:                   Dr. Georg Konrad, Wilhelm-Blum-Strasse 14,
69120 Heidelberg
Dr. László Gotthard, Ludolf Krehl Strasse 34,
69120 Heidelberg
with a copy to:   Cleary, Gottlieb, Steen & Hamilton, Frankfurt

To CIBER:                         CIBER EUROPE, Head Office, Attention of
Terje Laugerud and Peter Harris, 101 Wigmore Street,
London W1U 1QU, England
with a copy to:   Faegre & Benson LLP, Frankfurt

or to such other addresses as the addressees shall indicate in accordance with the provisions of this Clause 15.4.  All notices or communications shall delivered by hand against a receipt signed and dated by the addressee, or sent by registered mail with return receipt requested, or sent by telefax or electronic means followed by registered mail with return receipt requested and shall be deemed to have been delivered on the date stated on the receipt by the addressee for hand-delivery, or on the date set forth as delivery date on the return receipt for registered mail.

15.5         If any provision of this Agreement is or becomes illegal, invalid or unenforceable that shall not affect the validity or enforceability of any other provisions of this Agreement.

15.6         This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law, except that CIBER may assign their rights under this Agreement to any of their affiliates. The statutory rights of set off and retention (Sections 273, 320 of the German Civil Code) of all Parties are excluded, unless expressly set forth otherwise in this Agreement or in the Escrow Deed. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assignees.

15.7         Except as otherwise expressly provided in this Agreement, each party shall pay its own and its own advisers’ fees and expenses (including financial and legal advisors) incurred in connection with the negotiation, execution and closing of this Agreement or the transactions contemplated herein.  CIBER shall bear all merger control fees, administrative fees (including any fees payable to the Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht - BaFin)) incurred by CIBER and registration fees related to this Agreement and the transactions contemplated hereby.

15.8         No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

15.9         This Agreement may be executed in any number of counterparts, each of which will be considered an original instrument, but all of which together will be considered one and the same agreement, and will become binding when one or more counterparts have been signed by and delivered to each of the parties.

16.                              Governing Law and Disputes

16.1         This Agreement shall be governed by and construed and enforced in accordance with the laws of the Federal Republic of Germany excluding the conflicts of laws provisions thereof and the provisions of the CISG.

16.2         All disputes arising under or concerning this Agreement which cannot be settled amicably between the parties, shall be finally resolved by arbitration under the Rules of Arbitration of the German Institution of Arbitration e.V. (Deutsche Institution für Schiedsgerichtsbarkeit - DIS) which rules are deemed to be incorporated by reference in this clause by three arbitrators appointed in accordance with such Rules who shall make a fully reasoned award.  The place of arbitration shall be Frankfurt am Main and the language of the arbitration shall be English.  The procedural law governing the arbitration shall also be the law of the Federal Republic of Germany.

SIGNED by each of the parties or its duly authorised representative on August 27, 2004

SIGNED by	)
DR. GEORG KONRAD	)

SIGNED by	)
DR. LASZLO GOTTHARD	)

SIGNED by Terje Laugerud	)
Managing Director	)
with sole representation right,	)
for and on behalf of	)
CIBER Holding GmbH (in formation))

Signed by Terje Laugerud	)
for and on behalf of	)
CIBER, INC	)
duly authorised by the Board of	)
Directors on August 25, 2004)